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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Provident Bankshares Corporation on Form S-4 (File No. 333-________) of our report dated January 21, 1998 on our audits of the consolidated financial statements of Provident Bankshares Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997, of Provident Bankshares Corporation. We also consent to the reference to our firm under the caption "Independent Accountants."





                                           PricewaterhouseCoopers, LLP



Baltimore, Maryland
July 9, 1998